    As filed with the Securities and Exchange Commission on October 13, 1999
                                                    Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                                  -----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                  -----------
                       HYPERION TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
        Delaware                  4813                     25-1669404
    (State or other        (Primary Standard            (I.R.S. Employer
    jurisdiction of            Industrial             Identification No.)
    incorporation or      Classification Code
     organization)              Number)

         One North Main Street                       James P. Rigas
    Coudersport, Pennsylvania 16915             Chief Executive Officer
             (814) 274-9830                Hyperion Telecommunications, Inc.
   (Address, including zip code, and             One North Main Street
               telephone                    Coudersport, Pennsylvania 16915
    number, including area code, of                  (814) 274-9830
              registrant's              (Name, address, including zip code, and
      principal executive offices)       telephone number, including area code,
                                                 of agent for service)
                                  -----------
                Please address a copy of all communications to:
                       Carl E. Rothenberger, Jr., Esquire
                               Buchanan Ingersoll
                            Professional Corporation
                          21st Floor, 301 Grant Street
                         Pittsburgh, Pennsylvania 15219
                                 (412) 562-8800

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                  -----------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Title of each class of           Proposed maximum            Amount of
   securities to be registered   aggregate offering price(1) registration fee(1)
--------------------------------------------------------------------------------
Debt Securities................                    --                   --
--------------------------------------------------------------------------------
Preferred Stock (par value $.01
 per share)....................                    --                   --
Debt Securities, Preferred
 Stock, Depositary Shares,
 Class A Common Stock (par
 value $.01 per share) and
 Class B Common Stock (par
 value $.01 per share) issuable
 upon conversion of any
 convertible Debt Securities,
 Preferred Stock, Depositary
 Shares or Class B Common
 Stock(2)......................                    --                   --
--------------------------------------------------------------------------------
Depositary Shares(3)...........                    --                   --
--------------------------------------------------------------------------------
Class A Common Stock (par value
 $.01 per share)...............                    --                   --
--------------------------------------------------------------------------------
Class B Common Stock (par value
 $.01 per share)...............                    --                   --
--------------------------------------------------------------------------------
Other Equity Securities(4).....                    --                   --
--------------------------------------------------------------------------------
 TOTAL.........................        $1,500,000,000(5)          $417,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                        (continued on next page)

-------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). There are being registered an indeterminate number of Debt Securities, Preferred Stock, Depositary Shares, Class A Common Stock and Class B Common Stock and Other Equity Securities of Hyperion Telecommunications, Inc. The aggregate public offering price of the Debt Securities, Preferred Stock, Class A Common Stock and Class B Common Stock of Hyperion Telecommunications, Inc. registered hereby will not exceed $1,500,000,000.

(2) Consists of such indeterminate amount of Debt Securities and number of shares of such Class A Common Stock, Class B Common Stock, Preferred Stock or Depositary Shares of Hyperion Telecommunications, Inc. issuable pursuant to any conversion rights which are part of the Debt Securities, Preferred Stock, Depositary Shares and Class B Common Stock of Hyperion Telecommunications, Inc. sold pursuant to this Registration Statement.

(3) In the event that the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered under this Registration Statement, Depositary Shares, evidenced by depositary receipts issued under a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.

(4) Other Equity Securities may consist of stock purchase contracts, rights to purchase equity securities, hybrid equity securities and any other type of interest in the Preferred Stock, Class A Common Stock and/or Class B Common Stock or other equity of the Registrant.

(5) The aggregate initial offering price of all securities registered pursuant to this Registration Statement and offered from time to time will not exceed $1,500,000,000. Any securities registered hereunder may be sold separately or with other securities registered hereunder.
                                  -----------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in the prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the SEC + +is effective. This prospectus is not an offer to sell these securities and it + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is prohibited.                                                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED OCTOBER 13, 1999

                                   Prospectus
                       HYPERION TELECOMMUNICATIONS, INC.

                                Debt Securities
                                Preferred Stock
                               Depositary Shares
                              Class A Common Stock
                              Class B Common Stock
                            Other Equity Securities

This prospectus relates to:

 . Hyperion Telecommunications, Inc.'s debentures, notes and other debt securities in one or more series which may be senior debt securities or subordinated debt securities,

 . shares of our preferred stock issuable in series designated by our board of directors,

 . fractional interests represented by depositary shares in shares of our preferred stock issuable in series designated by our board of directors,

 . shares of our Class A common stock,

 . shares of our Class B common stock, which may be offered in combination or separately from time to time by us, and

 . other equity securities such as stock purchase contracts or rights to purchase our preferred stock, Class A common stock or Class B common stock or other interests in the equity of Hyperion.

  The aggregate initial offering price of all of the securities which may be sold pursuant to this prospectus will not exceed U.S. $1,500,000,000, or its equivalent based on the applicable exchange rate at the time of issue in one or more foreign currencies or currency units as shall be designated by Hyperion.

  The Class A common stock is quoted on the Nasdaq National Market. The Class A common stock's ticker symbol is "HYPT." On October 12, 1999, the closing sale price on the Nasdaq National Market of a single share of Class A common stock was $28.25.

  Our common stock includes Class A and Class B common stock. The rights of holders of the Class A common stock and Class B common stock are the same except that Class B common stock holders have 10 votes per share and have the right to convert their shares of Class B common stock into Class A common stock.

  You should carefully review "Risk Factors" beginning on page 3 for a discussion of things you should consider when investing in securities of Hyperion.

                                  -----------

  Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  This Prospectus May Not Be Used To Consummate Sales Of Securities Unless Accompanied By A Prospectus Supplement.

                                  -----------

                  The date of this Prospectus is      , 1999.

                               TABLE OF CONTENTS

Hyperion...............................................................................    2
Risk Factors...........................................................................    3
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends..............   13
Dilution...............................................................................   13
Use of Proceeds........................................................................   13
Description of Debt Securities.........................................................   13
Description of Capital Stock...........................................................   24
Book Entry Issuance....................................................................   28
Plan of Distribution...................................................................   30
Where You Can Find More Information....................................................   31
Legal Matters..........................................................................   32
Experts................................................................................   32

                                    SUMMARY

   "We," "our," "ours," "us" or "Hyperion" means Hyperion Telecommunications, Inc. together with its majority-owned subsidiaries, except where the context otherwise requires. Unless the context otherwise requires, references to the networks mean the telecommunications networks in operation or under construction owned as of June 30, 1999 which are wholly and majority-owned subsidiaries of Hyperion or joint ventures managed by Hyperion and in which Hyperion holds less than a majority equity interest with one or more other partners, and the additional networks under development as of such date. This summary may not contain all the information that may be important to you. You should read the entire prospectus and those documents incorporated by reference into this document, including the risk factors, financial data and related notes, before making an investment decision.

                                    Hyperion

   We are an integrated communications services provider in the eastern United States. This means that we provide our customers with alternatives to the incumbent local telephone company for local telephone and other telecommunications services. Hyperion's telephone operations are referred to as being facilities based, which means we generally own a large portion of the local telecommunications networks and facilities we use to deliver these services, rather than leasing or renting the use of another party's networks to do so. We offer a full range of communications services to customers that include businesses, governmental and educational end users and other telecommunications service providers. Our communications services include local switch dial tone (also known as local phone service), long distance service, high speed data services, and Internet connectivity. The customer has a choice of receiving these services individually or as part of a bundle of services. In order to take advantage of the improved economic returns from providing services over our own network system, we are in the process of significantly expanding the reach of our network system. This network system expansion, which will allow us to offer our services in over 200 markets throughout the continental United States, includes the purchase, lease or construction of fiber optic network facilities in more than 160 new markets and the interconnection of all of our existing and new markets with our own fiber optic network facilities. As of June 30, 1999, we managed and operated telecommunications networks serving 40 metropolitan statistical areas. Hyperion's Class A common stock is quoted on the Nasdaq National Market under the symbol "HYPT."

   Our executive offices are located at One North Main Street, Coudersport, Pennsylvania 16915, and our telephone number is (814) 274-9830.

Recent Developments

   Please see the applicable prospectus supplement and Hyperion's recent public filings for recent developments.

                                  RISK FACTORS

   Before you invest in Hyperion's securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase any securities of Hyperion.

High Level Of
Indebtedness

   As of June 30, 1999,    Hyperion has a substantial amount of debt. We
we owed approximately      borrowed this money to purchase and to expand our
$1.1 billion. Our high     telecommunications systems and other operations
level of indebtedness      and, to a lesser extent, for investments and loans
can have important         to our affiliates. At June 30, 1999, our
adverse consequences to    indebtedness and redeemable preferred stock totaled
us and to you.             approximately $1,121,878,000. This included
                           approximately:

                              . $236,745,000 of 13% senior discount notes due 2003;

                              . $250,000,000 of 12 1/4% senior secured notes due 2004 which are secured by the equity we own in some of our telephone networks;

                              . $300,000,000 of 12% senior subordinated notes due 2007; and

                              . $244,153,000 of redeemable preferred stock due October 15, 2007.

   Commencing 1999 we      We will have to start funding cash payments on
will have to begin         these debts as follows:
funding substantial cash
payments.

                              . commencing May 1, 1999--semi-annual interest payments of $18,000,000 on the 12% senior subordinated notes;

                              .  commencing March 1, 2001--semi-annual
                                 interest payments of $15,300,000 on our 12
                                 1/4% senior secured notes due 2004;

                              . commencing October 15, 2001--semi-annual interest payments of $19,800,000 on our 13% senior discount notes due 2003;

                              . commencing October 15, 2002--quarterly cash dividends of approximately $12,200,000 on our redeemable preferred stock.

   This could affect our
ability to invest in our   Our high level of indebtedness can have important
business in the future     adverse consequences to us and to you. In the
as well as our ability     future it will require that we spend a substantial
to react to changes in     portion of the cash we get from our business to
our industry or economic   repay the principal and interest on these debts.
downturns.                 Otherwise, we could use these funds for general
                           corporate purposes or for capital improvements. Our ability to obtain new loans for working capital, capital expenditures, acquisitions or capital improvements may be limited by our current level of debt. In addition, having such a high level of debt could limit our ability to react to changes in our industry and to economic conditions generally and may put us at a competitive disadvantage to competitors who have lower debt levels.

Subordinated Notes Are
Subordinated To Our        If we issue subordinated notes, these notes will be
Other Borrowings           subordinated in right of payment to all of our
                           current and future senior debt. Upon any distribution to our creditors in a liquidation or dissolution of Hyperion or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior debt will be entitled to be paid in full before any payment may be made with respect to subordinated notes. In the event of a bankruptcy, liquidation or reorganization of
                           Hyperion, holders of subordinated notes will participate ratably with all holders of existing subordinated indebtedness of Hyperion that is deemed to be of the same class as the subordinated notes, and potentially with all other general creditors of Hyperion, based upon the respective amounts owed to each holder or creditor, in the remaining assets of Hyperion. We cannot guarantee that there would be sufficient assets to pay amounts due on the subordinated notes. As a result, holders of subordinated notes may receive less, ratably, than the holders of senior debt. Senior creditors may also have the right upon a default under their loan agreements to block payments being made to holders of subordinated notes. The subordination provisions will be described in the applicable prospectus supplement for the subordinated notes. As of June 30, 1999, the aggregate amount of our senior debt was approximately $486.7 million.

   In the event of a
bankruptcy, subordinated
noteholders may receive
less than other
creditors because senior
creditors are entitled
to be paid in full
before subordinated
noteholders receive any
payment.

Our Business Requires      Our business requires substantial additional
Substantial Additional     financing on a continuing basis for capital
Financing And If We Do     expenditures and other purposes including:
Not Obtain That
Financing, We May Not Be
Able To Expand Our
Networks, Offer
Services, Make Payments
When Due or Refinance
Existing Debt.

                              .  installing additional electronics and
                                 computers in our telephone networks that route a telephone caller to the number he or she dialed,

                              . expanding our Network Operations and Control Center and improving our existing telephone networks,

                              . designing, constructing and developing, or acquiring, new telephone networks,

                              .  continued purchasing of our partners'
                                 interests in the telephone networks we do not wholly own, and

                              . scheduled principal and interest payments on our debt.

                           There can be no guarantee that we will be able to issue additional debt or sell stock or other additional equity on satisfactory terms, or at all, to meet our future financing needs.

We Have Had Large          We have incurred substantial net losses for each
Losses, And We Expect      year of operations since our inception in 1991. Our
This To Continue           recent net losses applicable to our common
                           stockholders were approximately as follows:

                              .  fiscal year ended March 31, 1996--
                                 $13,620,000;

                              .  fiscal year ended March 31, 1997--
                                 $30,547,000;

                              .  fiscal year ended March 31, 1998--
                                 $81,491,000;

                              .  nine months ended December 31, 1998--
                                 $95,302,000; and

                              .  six months ended June 30, 1999--$82,539,000.

   Our earnings have
been insufficient to pay   Our earnings could not pay for our combined fixed
for our fixed charges      charges and preferred stock dividends during these
and preferred stock        periods by the amounts set forth in the table
dividends                  below.

                                                           Earnings
                                                          Deficiency
                                                         ------------
                   .fiscal year ended March 31, 1997     $ 30,288,000
                   .fiscal year ended March 31, 1998     $ 85,762,000
                   .nine months ended December 31, 1998  $105,525,000
                   .six months ended June 30, 1999       $ 90,046,000

   If we cannot            Historically, we have depended on getting
refinance our debt or      additional borrowings and selling equity to meet
obtain new loans, we       our cash needs. Although in the past we have been
would likely have to       able to obtain additional borrowings and sell
consider various options   equity, there can be no guarantee that we will be
such as the sale of        able to do so in the future or that the cost to us
additional equity or       or the other terms which would affect us would be
some of our assets to      as favorable to us as our current indentures. The
meet the principal and     covenants in our indentures for our current debt
interest payments we       limit our ability to borrow more money.
owe, negotiate with our
lenders to restructure
existing loans or
explore other options
available under
applicable laws
including those under
reorganization or
bankruptcy laws. We
cannot guarantee that
any options available to
us would enable us to
repay our debt in full.

Holding Company            Hyperion directly owns no significant assets other
Structure                  than stock, partnership interests, equity and other
                           interests in its operating companies. Hyperion does not receive cash flow from operations except to the extent that its operating companies pay management fees or make distributions to it. In the event of an insolvency of an operating company, creditors of that operating company would be entitled to be paid in full before dividends or other distributions would be made to Hyperion. In addition, Hyperion does not own a controlling interest in some of these operating companies. This business structure creates risks regarding Hyperion's obtaining cash from its business operations which could adversely affect its ability to repay the interest and principal which it owes, to get new loans, to fund future development of existing networks and new networks and to pay cash dividends to its common stockholders in the future.

   Hyperion depends on
its subsidiaries' and
joint ventures' cash
payments and
distributions to fund
its cash needs.

New Service Acceptance
By Customers               We are in the process of introducing a number of
                           services, primarily local exchange services, that we believe are important to our long-term growth.
                           The success of these services will be dependent upon, among other things, the willingness of customers to accept us as a new provider of such new telecommunications services. There is no guarantee that this acceptance will occur, and the lack of this acceptance could have a material adverse effect on Hyperion.

Risks From Rapid
Expansion
                           We are in a period of rapid expansion which we believe will continue and may even accelerate in the foreseeable future. The operating complexity of Hyperion, as well as the responsibilities of management personnel, have increased as a result of this expansion. Our ability to manage this growth effectively will require us to continue to expand and improve our operational and financial systems and to expand, train and manage our employee base. In addition, Hyperion and its operating companies have significantly increased, and intend to continue, the hiring of additional sales and marketing personnel. We cannot guarantee that these new personnel will be successfully integrated into Hyperion or the operating companies or that we can hire a sufficient number of qualified personnel. Our inability to effectively manage the hiring of additional personnel and expansion could have a material adverse effect on our business and results of operations.

                           The expansion of Hyperion is also dependent upon the expansion of our fiber optic network through the continued acquisition of indefeasible rights of use (IRUs) for local and long-haul fiber optic plant or Hyperion built fiber optic plant when IRUs are not available or cost justified. If new IRUs cannot be obtained or if such fiber optic plant is not delivered or built by Hyperion on a timely basis, the development of the new markets and the interconnection of existing and new networks may be delayed, which could have a material adverse effect on Hyperion.

Control By Adelphia        As of June 30, 1999, Adelphia Communications
                           Corporation beneficially owned shares representing about 66% of the total number of outstanding shares of both classes of our common stock and about 90% of the total number of outstanding shares of our Class B common stock. As a result of Adelphia's stock ownership, Adelphia has the power to elect all of our directors. In addition, Adelphia could control stockholder decisions on other matters such as amendments to our Certificate of Incorporation and Bylaws, and mergers or other fundamental corporate transactions. Adelphia could also transfer control of Hyperion to an unrelated third person by transferring our Class B common stock.

   Adelphia can control
and can transfer control
of stockholder decisions
on very important
matters.

There Are Potential        Adelphia's activities could present a conflict of
Conflicts Of Interest      interest with us, such as pursuing business
Between Hyperion And       opportunities in the telecommunications industry.
Adelphia                   In addition, there have been and will continue to
                           be transactions between us and Adelphia or the other entities or persons they own or have affiliations with. Our debt indentures contain covenants that place some restrictions on transactions between us and our affiliates.

Need To Obtain Permits     We expect that in connection with our planned
And Rights-of-Way          construction and development of new networks that
                           we must obtain and maintain permits and rights-of-way for the cabling needed to develop and operate such networks. In addition, we may require pole attachment or conduit use agreements with incumbent local exchange carriers, utilities or other local exchange carriers to operate existing networks and new networks. There is no guarantee that Hyperion, its operating companies, its local partners, or Adelphia will be able to obtain new permits and rights-of-way, pole attachment and conduit use, to maintain existing permits and rights-of-way or to obtain and maintain the other permits and rights-of-way needed to develop and operate existing networks and new networks.

                           Failure to obtain or maintain necessary permits, rights-of-way and agreements could have a material adverse effect on Hyperion's ability to operate and expand its networks.

                           In addition, the amount of lease payments made by our operating companies could be affected by the costs our local partners incur for attachments to poles, or use of conduit, owned by incumbent local exchange carriers or electric utilities. Various state public utility commissions and the FCC are reviewing whether use of local partner facilities for telecommunications purposes (as occurs when our operating companies lease fiber optic capacity from local partners) should entitle incumbent local exchange carriers and electric utilities to raise pole attachment or conduit occupancy fees. Such increased fees could result in an increase in the amount of the lease payments made by our operating companies to the local partners and could have a significant adverse impact on the profitability of our operating companies and our results of operations.

Competition

                           In each of our markets, the competitive local
   Hyperion's operations   exchange carrier services offered by us compete
are subject to risk        principally with the services offered by the
because Hyperion           incumbent local telephone exchange carrier company
competes principally       serving that area. Local telephone companies have
with established local     long-standing relationships with their customers,
telephone companies that   have the potential to subsidize competitive
have long-standing         services from monopoly service revenues, and
utility relationships      benefit from favorable state and federal
with their customers and   regulations. The merger of Bell Atlantic and NYNEX
pricing flexibility for    created a very large company whose combined
local telephone            territory covers a substantial portion of our
services.                  current markets. Other combinations are occurring
                           in the industry, which may have a material adverse effect on us.

                           We think that local telephone companies will gain increased pricing flexibility from regulators as competition increases. Our operating results and cash flow could be materially and adversely affected by actions by regulators, including permitting the incumbent local telephone companies in our markets to do the following:

                              .  lower their rates substantially;

                              . engage in aggressive volume and term discount pricing practices for their customers; or

                              .  charge excessive fees to us for
                                 interconnection to the incumbent local
                                 telephone company's networks.

   If the regional Bell
telephone companies        The regional Bell operating companies can now
could get regulatory       obtain regulatory approval to offer long distance
approval to offer long     services if they comply with the interconnection
distance service in        requirements of the federal Telecommunications Act
competition with our       of 1996. To date, the FCC has denied the requests
significant customers,     for approval filed by regional Bell operating
some of our major          companies in our operating areas. However, an
customers could lose       approval of such a request could result in
market share.              decreased market share for the major long distance
                           carriers which are among our significant customers.
                           This could have a material adverse effect on us.

   The regional Bell
telephone companies        Some of the regional Bell operating companies have
continue to seek other     also recently filed petitions with the FCC
regulatory approvals       requesting waivers of other obligations under the
that could significantly   federal Telecommunications Act of 1996. These
enhance their              involve services we also provide such as high speed
competitive position       data, long distance, and services to Internet
against us.                Service Providers. If the FCC grants the regional
                           Bell operating companies' petitions, this could have a material adverse effect on us.

   Potential competitors   Our potential competitors include other competitive
to our                     local exchange carriers, incumbent local telephone
telecommunications         companies which are not subject to regional Bell
services include the       operating companies' restrictions on offering long
regional Bell telephone    distance service, AT&T, MCIWorldCom, Sprint and
companies, AT&T,           other long distance carriers, cable television
MCIWorldCom and Sprint,    companies, electric utilities, microwave carriers,
electric utilities and     wireless telecommunications providers and private
other companies that       networks built by large end users. Both AT&T and
have advantages over us.   MCIWorldCom have announced that they have begun to
                           offer local telephone services in some areas of the country, and AT&T recently announced a new wireless technology for providing local telephone service.
                           AT&T and Tele-Communications, Inc. also recently merged and MCIWorldCom and Sprint announced that they will merge. Although we have good relationships with the long distance carriers, they could build their own facilities, purchase other carriers or their facilities, or resell the services of other carriers rather than use our services when entering the market for local exchange services.

                           Many of our current and potential competitors, particularly incumbent local telephone companies, have financial, personnel and other resources substantially greater than our resources, as well as other competitive advantages over us.

We Are Subject To          The federal Telecommunications Act of 1996
Extensive Regulation       substantially changed federal, state and local laws
                           and regulations governing telecommunications businesses. This law could materially affect the growth and operation of the telephone industry and the services we provide. There are numerous rulemakings that have been and continue to be undertaken by the FCC which will interpret and implement the provisions of this law. Furthermore, portions of this law have been, and likely other portions will be, challenged in the courts. In addition, the federal Telecommunications Act of 1996 removes entry barriers for all companies and could increase substantially the number of competitors offering comparable services in our markets or potential markets. We cannot predict the outcome of such rulemakings or lawsuits or the short- and long-term effect, financial or otherwise, of this law and FCC rulemakings on us.
                           Furthermore, we cannot guarantee that rules adopted by the FCC or state regulators or other legislative or judicial initiatives relating to the telecommunications industry will not have a material adverse effect on us.

   The federal
Telecommunications Act
of 1996 may have a
significant impact on
our businesses.

                           Although the federal Telecommunications Act of 1996 requires local telephone companies to interconnect with and sell services to us, these interconnection agreements may have short terms, requiring us renegotiate them repeatedly. Local telephone companies may not provide timely or adequate service to us which would impair our reputation with customers who could easily change back to using the local telephone company. In addition, the prices we pay in these agreements may be subject to significant increases if state public utility commissions establish prices to pass on to competitive local exchange carriers part of the cost of providing universal service.

                           Our operating companies that provide intrastate services are also generally subject among other matters to certification and tariff filing requirements by state regulators. Challenges to our tariffs and certificates by third parties or by the states could cause us to incur substantial legal and administrative expense.

Risks Related To Local     Local multipoint distribution service is a new
Multipoint Distribution    service. Major telecommunications equipment
Service Strategy           manufacturers are currently introducing products
                           for the local multipoint distribution service frequency band. As a result, no wireless local loop systems are currently operating under local multipoint distribution service, and implementation of such systems could be subject to unforeseen delays, costs and possible quality and implementation issues. Material aspects of our local multipoint distribution service implementation strategy are still being developed and defined, and there can be no guarantee that we will develop and implement a successful and profitable local multipoint distribution service strategy, or that implementation of our local multipoint distribution service strategy will not involve substantial cost.

Rapid Technological        The telecommunications industry is subject to rapid
Change                     and significant changes in technology. While we
                           believe that for the foreseeable future these changes will neither materially affect the continued use of fiber optic telecommunications networks nor materially hinder our ability to acquire necessary technologies, the effect of technological changes on our business cannot be predicted. Thus, there can be no guarantee that technological developments will not have a material adverse effect on us.

Year 2000 Issues Present   The year 2000 issue refers to the inability of
Risks To Our Business      computerized systems and technologies to recognize
Operations In Several      and process dates beyond December 31, 1999. This
Ways                       could present risks to the operation of our
                           business in several ways. Our computerized business applications that could be adversely affected by the year 2000 issue include:

                              .  information processing and financial
                                 reporting systems,

                              .  customer billing systems,

                              .  customer service systems,

                              . telecommunication transmission and reception systems, and

                              .  facility systems.

                           System failure or miscalculation could result in an inability to process transactions, send invoices, accept customer orders or provide customers with products and services. Although we are evaluating the impact of the year 2000 issue on our business and are seeking to implement necessary solutions, this process has not been completed.

                           There can be no assurance that the systems of other companies on which our systems rely will be year 2000 ready or timely converted into systems compatible with our systems. Our failure or a third-party's failure to become year 2000 ready, or our inability to become compatible with third parties with which we have a material relationship, may have a material adverse effect on us, including significant service interruption or outages; however, we cannot currently estimate the extent of any such adverse effects.

Dependence Upon Network    Our success in marketing our services to business
Infrastructure, Risk Of    and government users requires that we provide
System Failure Or          superior reliability, capacity and security through
Security Breach            our network infrastructure. Our networks are
                           subject to physical damage, power loss, capacity limitations, software defects, breaches of security
                           (by computer virus, break-ins or otherwise) and other factors, any of which may cause interruptions in service or reduced capacity for our customers.
                           Interruptions in service, capacity limitations or security breaches could have a material adverse effect on us.

Dependence On Key          Our growth strategy depends in large part on our
Personnel                  ability to attract and retain key management,
                           marketing and operations personnel. Currently, our business is managed by a small number of management and operating personnel with certain other services, including financial and certain accounting services, provided by Adelphia. There can be no assurance that we will attract and retain the qualified personnel needed to manage, operate and further develop our business. In addition, the loss of the services of any one or more members of our senior management team could have a material adverse effect on Hyperion.

Dependence On Business     For the nine months ended December 31, 1998 and the
From Interexchange         six months ended June 30, 1999, approximately 18%
Carriers                   and 13%, respectively, of the operating companies'
                           combined revenues were attributable to access services provided to MCIWorldCom and AT&T. The loss of access revenues from interexchange carriers in general or the loss of MCIWorldCom or AT&T as a customer could have a material adverse effect on our current revenue stream.

                           In addition, the federal Telecommunications Act of 1996 establishes procedures under which the regional Bell operating companies can obtain authority to compete with the interexchange carriers in the long distance market, which could result in a decreased market share for interexchange carriers. Due to our operating companies' dependence on business from interexchange carriers, any significant loss of market share by the interexchange carriers could have a material adverse effect on us.

We May Not Have The        Our current public debt indentures contain
Resources To Make          provisions requiring Hyperion, upon a change of
Required Repurchases of    control, to offer to redeem the notes issued under
Our Debt If A Change of    those indentures. In the event a change of control
Control Occurs             occurs, there is no assurance that Hyperion will
                           have the ability to make an offer to redeem these notes, that it will have sufficient funds to repurchase all of these notes or that it would be able to obtain any additional debt or equity financing in an amount sufficient to repurchase these notes or notes which may be offered by this prospectus and a related prospectus supplement.

Unequal Voting Rights Of
Stockholders               Hyperion has two classes of common stock--Class A
                           which carries one vote per share and Class B which carries ten votes per share. The holders of Class B common stock can control the outcome of matters being voted upon by the stockholders such as the election of directors.

It Is Unlikely You Will Hyperion has never declared or paid cash dividends Receive A Return On Your on any of its common stock and has no intention of
Shares Through The         doing so in the forseeable future. As a result, it
Payment Of Cash            is unlikely that you will receive a return on your
Dividends                  shares through the payment of cash dividends.

Purchasers Of Our Common   Persons purchasing common stock will incur
Stock Will Incur           immediate and substantial net tangible book value
Immediate Dilution         dilution.

Future Sales Of            Sales of a substantial number of shares of Class A
Outstanding Common Stock   common stock or Class B common stock could
Could Adversely Affect     adversely affect the market price of our Class A
The Market Price Of Our    common stock and could impair our ability in the
Common Stock               future to raise capital through stock offerings. If
                           all of our existing holders of our warrants and our Class B common stock exercised their existing rights as of June 30, 1999 to receive Class A common stock, we would issue approximately an additional 33.1 million shares of Class A common stock.

Forward-Looking            The statements contained or incorporated by
Statements In This         reference in this prospectus that are not
Prospectus Are Subject     historical facts are "forward-looking statements"
To Risks and               and can be identified by the use of forward-looking
Uncertainties              terminology such as "believes," "expects," "may,"
                           "will," "should," "intends" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.

                           Certain information included or incorporated by reference in this prospectus, is forward-looking, such as information relating to the effects of future regulation, future capital commitments and the effects of competition. These statements appear in a number of places in this prospectus and our most recent Form 10-K and Form 10-Q, including "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief and current expectations of Hyperion and its directors and officers. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future from those expressed in any forward-looking statements made by, or on behalf of, Hyperion. These risks and uncertainties include, but are not limited to, uncertainties relating to Hyperion's ability to successfully market its services to current and new customers, access markets on a nondiscriminatory basis, identify, design and construct fiber optic networks, install cable and facilities (including switching electronics), and obtain rights-of-way, building access rights and any required governmental authorizations, franchises and permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as risks and uncertainties relating to general economic conditions, the cost and availability of capital, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, and inventories, technological developments, year 2000 issues and changes in the competitive environment in which Hyperion operates. Persons reading this prospectus are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, readers should specifically consider the various factors which could cause actual events or results to differ materially from those indicated by such forward-looking statements.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends of Hyperion for the periods indicated. For purposes of calculating the ratio of earnings available to cover combined fixed charges and preferred stock dividends:

  . earnings consist of loss before income taxes and extraordinary items plus fixed charges, excluding capitalized interest, and

  . fixed charges consist of interest, whether expensed or capitalized, plus amortization of debt issuance costs plus the assumed interest component of rent expense.

                        Fiscal Year Ended
   --------------------------------------------------------------Nine Months Ended Six Months Ended
   March 31, 1995   March 31, 1996 March 31, 1997 March 31, 1998 December 31, 1998  June 30, 1999
   --------------   -------------- -------------- -------------- ----------------- ----------------
         --               --             --             --               --               --

   For the years ended March 31, 1995, 1996, 1997, and 1998, the nine months ended December 31, 1998, and the six months ended June 30, 1999, Hyperion's earnings were insufficient to cover its combined fixed charges and preferred stock dividends by approximately $7,700,000, $13,800,000 $30,300,000
$85,800,000, $105,500,000 and $90,000,000, respectively. Pro forma for the issuance of the 12% senior subordinated notes due 2007, Hyperion's earnings were insufficient to cover its combined fixed charges and preferred stock dividends by approximately $132,500,000 and approximately $96,000,000 for the nine months ended December 31, 1998 and the six months ended June 30, 1999, respectively.

                                    DILUTION

   The net tangible book value of Hyperion's common stock as of June 30, 1999 was a deficit of approximately $30,300,000 or a negative $0.55 a share. Net tangible book value per share represents the amount of Hyperion's common stock and other stockholders' equity deficiency, less intangible assets, divided by shares of Hyperion's common stock outstanding. Purchasers of common stock will have an immediate dilution of net tangible book value. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Class A or Class B common stock in an offering by Hyperion and the pro forma net tangible book value per share of the common stock immediately after completion of such offering.

                                USE OF PROCEEDS

   Unless otherwise specified in the applicable prospectus supplement, we intend to apply the net proceeds from the sale of the securities to which this prospectus relates to general funds to be used for general corporate purposes including capital expenditures, acquisitions, the reduction of indebtedness, investments and other purposes. We may invest funds not required immediately for such purposes in short-term obligations or we may use them to reduce the future level of our indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

   The following description sets forth general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the particular terms and provisions of the series of debt securities offered by a prospectus supplement, and the extent to which such general terms and provisions described below may apply thereto, in the prospectus supplement relating to such series of debt securities.

   The debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time between Hyperion and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to senior debt securities as the senior indenture and we will refer to the trustee under that indenture as the senior trustee. The subordinated debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time, between Hyperion and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to subordinate debt securities as the subordinate indenture and we will refer to the trustee under that indenture as the subordinate trustee. This summary of certain terms and provisions of the debt securities and the indentures is not necessarily complete, and we refer you to the copy of the form of the indentures which are filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act. Whenever we refer to particular defined terms of the indentures in this Section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

General

   The debt securities will be issuable in one or more series pursuant to an indenture supplemental to the applicable indenture or a resolution of Hyperion's board of directors or a committee of the board. Unless otherwise specified in a prospectus supplement, each series of senior debt securities will rank pari passu in right of payment with all of Hyperion's other senior unsecured obligations. Each series of subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner set forth in the subordinated indenture and the supplemental indenture relating to that debt. Except as otherwise provided in a prospectus supplement, the indentures do not limit the incurrence or issuance of other secured or unsecured debt of Hyperion, whether under the indentures, any other indenture that Hyperion may enter into in the future or otherwise. For more information, you should read the prospectus supplement relating to a particular offering of securities.

   The applicable prospectus supplement or prospectus supplements will describe the following terms of each series of debt securities:

  . the title of the debt securities and whether such series constitutes senior debt securities or subordinated debt securities;

  .  any limit upon the aggregate principal amount of the debt securities;

  . the date or dates on which the principal of the debt securities is payable or the method of that determination or the right, if any, of Hyperion to defer payment of principal;

  . the rate or rates, if any, at which the debt securities will bear interest (including reset rates, if any, and the method by which any such rate will be determined), the interest payment dates on which interest will be payable and the right, if any, of Hyperion to defer any interest payment;

  . the place or places where, subject to the terms of the indenture as described below under the caption "--Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where, subject to the terms of the indenture as described below under the caption "--Denominations, Registration and Transfer," Hyperion will maintain an office or agency where debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Hyperion in respect of the debt securities and the indenture may be made;

  . any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at the option of Hyperion pursuant to any sinking fund or otherwise;

  . the obligation, if any, of Hyperion to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units, in which and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  . the denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

  . if other than in U.S. Dollars, the currency or currencies, including currency unit or units, in which the principal of, and premium, if any, and interest, if any, on the debt securities will be payable, or in which the debt securities shall be denominated;

  . any additions, modifications or deletions in the events of default or covenants of Hyperion specified in the indenture with respect to the debt securities;

  . if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

  . any additions or changes to the indenture with respect to a series of debt securities that will be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  . any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the manner in which such amounts will be determined;

  . subject to the terms described under "--Global Debt Securities," whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

  .  the appointment of any trustee, registrar, paying agent or agents;

  . the terms and conditions of any obligation or right of Hyperion or a holder to convert or exchange debt securities into preferred securities or other securities;

  . whether the defeasance and covenant defeasance provisions described under the caption "--Satisfaction and Discharge; Defeasance" will be inapplicable or modified;

  . any applicable subordination provisions in addition to those set forth herein with respect to subordinated debt securities; and

  . any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

   We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe material U.S. federal income tax consequences and special considerations applicable to the debt securities in the applicable prospectus supplement.

   If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, we will set forth the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currency units in the applicable prospectus supplement.

   If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of debt securities, we will describe the material U.S. federal income tax, accounting and other considerations applicable thereto in the applicable prospectus supplement.

Denominations, Registration and Transfer

   Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. Debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations of a like aggregate principal amount, the same original issue date, stated maturity and bearing the same interest rate.

   Holders may present each series of debt securities for exchange as provided above, and for registration of transfer, with the form of transfer endorsed thereon, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by Hyperion for such purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. Hyperion will appoint the trustee of each series of debt securities as securities registrar for such series under the indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar initially designated by Hyperion with respect to any series, Hyperion may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Hyperion maintains a transfer agent in each place of payment for the series. Hyperion may at any time designate additional transfer agents with respect to any series of debt securities.

   In the event of any redemption, neither Hyperion nor the trustee will be required to:

  . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice for redemption of debt securities of that series, and ending at the close of business on the day of mailing of the relevant notice of redemption, or

  . transfer or exchange any debt securities so selected for redemption, except, in the case of any debt securities being redeemed in part, any portion not being redeemed.

Global Debt Securities

   Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented by it, a global debt security may not be transferred except as a whole by the depositary for the global debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor.

   The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. Hyperion anticipates that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a global debt security, and the deposit of the global debt security with or on behalf of the applicable depositary, the depositary for the global debt security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by the global debt security to the accounts of persons, more commonly known as participants, that have accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by Hyperion if the debt securities are offered and sold directly by Hyperion. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global debt security.

   So long as the depositary for a global debt security, or its nominee, is the registered owner of the global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have any of the individual debt securities of the series represented by the global debt security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of the series in definitive form and will not be considered the owners or holders of them under the indenture.

   Payments of principal of, and premium, if any, and interest on individual debt securities represented by a global debt security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global debt security representing the debt securities. None of Hyperion, or the trustee, any paying agent, or the securities registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the global debt security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

   Hyperion expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global debt security representing any of the debt securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global debt security for the debt securities as shown on the records of the depositary or its nominee. Hyperion also expects that payments by participants to owners of beneficial interests in the global debt security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of these participants.

   Unless otherwise specified in the applicable prospectus supplement, if the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Hyperion within 90 days, Hyperion will issue individual debt securities of the series in exchange for the global debt security representing the series of debt securities. In addition, unless otherwise specified in the applicable prospectus supplement, Hyperion may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global debt securities and, in such event, will issue individual debt securities of the series in exchange for such global debt securities. Further, if Hyperion so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of the series may, on terms acceptable to Hyperion, the trustee and the depositary for the global debt security, receive individual debt securities of the series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to physical delivery of individual debt securities of the series represented by the global debt security equal in principal amount to its beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by Hyperion, of $1,000 and integral multiples thereof. The applicable prospectus supplement may specify other circumstances under which individual debt securities may be issued in exchange for the global debt security representing any debt securities.

Payment and Paying Agents

   Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, and premium, if any, and any interest on debt securities will be made at the office of the trustee in New York or at the office of such paying agent or paying agents as Hyperion may designate from time to time in the applicable prospectus supplement, except that at the option of Hyperion payment of any interest may be made:

  . except in the case of global debt securities, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the securities register; or

  . by transfer to an account maintained by the person or entity entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any interest on debt securities to the person or entity in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest. Hyperion may at any time designate additional paying agents or rescind the designation of any paying agent; however, Hyperion will at all times be required to maintain a paying agent in each place of payment for each series of debt securities.

   Any moneys deposited with the trustee or any paying agent, or held by Hyperion in trust, for the payment of the principal of, and premium, if any, or interest on any debt security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable will, at the request of Hyperion, be repaid to Hyperion or released from such trust, as applicable, and the holder of the debt security will thereafter look, as a general unsecured creditor, only to Hyperion for payment.

Option to Defer Interest Payments or to Pay-in-Kind

   If provided in the applicable prospectus supplement, Hyperion will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, Hyperion will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series. Certain material U.S. federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.

Subordination

   Except as set forth in the applicable prospectus supplement, the subordinated indenture provides that the subordinated debt securities are subordinated and junior in right of payment to all senior indebtedness of Hyperion. If:

  . Hyperion defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

  . an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to Hyperion by the holders of senior indebtedness then unless and until the default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities.

   Except as set forth in the applicable prospectus supplement, the subordinated indenture provides that in the event of:

  . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Hyperion, its creditors or its property;

  . any proceeding for the liquidation, dissolution or other winding-up of Hyperion, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  .  any assignment by Hyperion for the benefit of creditors; or

  .  any other marshaling of the assets of Hyperion;

all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, will first be paid in full before any payment or distribution, whether in cash, securities or other property, will be made by Hyperion on account of subordinated debt securities. In that event, any payment or distribution, whether in cash, securities or other property, other than securities of Hyperion or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the indenture, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and other than payments made from any trust described in the "Satisfaction and Discharge; Defeasance" below, which would otherwise but for the subordination provisions be payable or deliverable in respect of subordinated debt securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Hyperion being subordinated to the payment of subordinated debt securities will be paid or delivered directly to the holders of senior indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all senior indebtedness shall have been paid in full. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on the part of Hyperion.

   Except as provided in the applicable prospectus supplement, the term "senior indebtedness" is defined as the principal, premium, if any, and interest on:

  . all indebtedness of Hyperion, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  . any indebtedness of others of the kinds described in the first bullet point above for the payment of which Hyperion is responsible or liable as guarantor or otherwise; and

  . amendments, renewals, extensions and refundings of any such indebtedness;

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

   Except as provided in the applicable prospectus supplement, the subordinated indenture for a series of subordinated debt does not limit the aggregate amount of senior indebtedness that may be issued by Hyperion. As of June 30, 1999, senior indebtedness of Hyperion aggregated approximately $486,700,000. In addition, because Hyperion is a holding company, the subordinated debt securities are effectively subordinated to all existing and future liabilities of Hyperion's subsidiaries.

Modification of Indentures

   From time to time, Hyperion and the trustees may modify the indentures without the consent of any holders of any series of debt securities with respect to some matters, including:

  . to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture;

  . to qualify, or maintain the qualification of, the indentures under the Trust Indenture Act; and

  . to make any change that does not materially adversely affect the interests of any holder of such series of debt securities.

   In addition, under the indentures, Hyperion and the trustee may modify some rights, covenants and obligations of Hyperion and the rights of holders of any series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the series of outstanding debt securities; but no extension of the maturity of any series of debt securities, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of the series of debt securities, other modification in the terms of payment of the principal of, or interest on, the series of debt securities, or reduction of the percentage required for modification, will be effective against any holder of the series of outstanding debt securities without the holder's consent.

   In addition, Hyperion and the trustees may execute, without the consent of any holder of the debt securities, any supplemental indenture for the purpose of creating any new series of debt securities.

Events of Default

   The indentures provide that any one or more of the following described events with respect to a series of debt securities that has occurred and is continuing constitutes an "event of default" with respect to that series of debt securities:

  . failure for 60 days to pay any interest or any sinking fund payment on the series of debt securities when due, (subject to the deferral of any due date in the case of an extension period);

  . failure to pay any principal or premium, if any, on the series of the debt securities when due whether at maturity, upon redemption, by declaration or otherwise;

  . failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice has been given to Hyperion from the trustee or the holders of at least 25% in principal amount of the series of outstanding debt securities;

  . default resulting in acceleration of other indebtedness of Hyperion for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and the acceleration is not rescinded or annulled within 30 days after the written notice thereof to Hyperion by the trustee or to Hyperion and the trustee by the holders of 25% in aggregate principal amount of the debt securities of the series then outstanding, provided that the event of default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; or

  .  certain events in bankruptcy, insolvency or reorganization of Hyperion.

   The holders of a majority in outstanding principal amount of the series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee of the series. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series may declare the principal due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the series may annul the declaration and waive the default if the default (other than the non-payment of the principal of the series which has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series.

   The holders of a majority in outstanding principal amount of a series of debt securities affected thereby may, on behalf of the holders of all the holders of the series of debt securities, waive any past default, except a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series, or a default in respect of a covenant or provision which under the related indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the series. Hyperion is required to file annually with the trustees a certificate as to whether or not Hyperion is in compliance with all the conditions and covenants applicable to it under the indentures.

   In case an event of default shall occur and be continuing as to a series of debt securities, the trustee of the series will have the right to declare the principal of and the interest on the debt securities, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debt securities.

   No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing event of default and unless also the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series shall have made written request and offered reasonably indemnity to the trustee of the series to institute the proceeding as a trustee, and unless the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the class a direction inconsistent with the request and shall have failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal or interest on the debt security on or after the respective due dates expressed in the debt security.

Consolidation, Merger, Sale of Assets and Other Transactions

   Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that Hyperion will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless:

  . either Hyperion is the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any State thereof or the District of Columbia, and the successor or purchaser expressly assumes Hyperion's obligations on the debt securities under a supplemental indenture; and

  . immediately before and after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

   Unless otherwise indicated in the applicable prospectus supplement, the general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving Hyperion that may adversely affect holders of the debt securities.

Satisfaction and Discharge; Defeasance

   The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

  .  have become due and payable, or

  .  will become due and payable at their stated maturity within one year,

and Hyperion deposits or causes to be deposited with the trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect (except as to Hyperion's obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel described therein), and Hyperion will be deemed to have satisfied and discharged the indenture.

   The indentures provide that Hyperion may elect either:

  . to terminate, and be deemed to have satisfied, all its obligations with respect to any series of debt securities, except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to compensate and indemnify the trustee ("defeasance"); or

  . to be released from its obligations with respect to certain covenants, ("covenant defeasance") upon the deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations, as defined in the indenture, which through the payment of principal and interest in accordance with the term used will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on and any other amounts payable in respect of the outstanding debt securities of the series.

   Such a trust may be established only if, among other things, Hyperion has delivered to the trustee an opinion of counsel (as specified in the indenture) with regard to certain matters, including an opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

Redemption

   Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund requirements.

   Unless otherwise indicated in the applicable prospectus supplement, Hyperion may, at its option, redeem the debt securities of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable prospectus supplement plus accrued and unpaid interest to the date fixed for redemption, and debt securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If the debt securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe the conditions.

   Hyperion will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at the holder's registered address. Unless Hyperion defaults in the payment of the redemption price, on and after the redemption date interest shall cease to accrue on the debt securities or portions thereof called for redemption.

Conversion or Exchange

   If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Hyperion, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Certain Covenants

   The indentures contain certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of debt securities. To the extent indicated in the applicable prospectus supplement, these covenants may be removed or additional covenants added with respect to any series of debt securities.

Governing Law

   The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

   Each trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, each trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. Each trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF CAPITAL STOCK

   The following description of the capital stock and warrants of Hyperion and certain provisions of Hyperion's Certificate of Incorporation and Bylaws is as of the date of this prospectus and is a summary and is qualified in its entirety by Hyperion's Certificate of Incorporation and Bylaws, each as amended, which documents are filed as exhibits to the registration statement covering this prospectus.

   Hyperion's authorized capital stock consists of 300,000,000 shares of Class A common stock, par value $.01 per share, 150,000,000 shares of Class B common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

   Shares of Class A common stock and Class B common stock are substantially identical, except that holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to 10 votes per share on all matters submitted to a vote of stockholders.

 Class A common stock

   The holders of Class A common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock and Class B common stock are entitled to receive dividends ratably, if any such dividends are declared, from time to time by the Board of Directors out of funds legally available therefor. Stock dividends declared on Class A common stock shall be in shares of Class A common stock, and stock dividends on Class B common stock shall be in shares of Class B common stock. In the event of a liquidation, dissolution or winding up of Hyperion, the holders of Class A common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of the holders of the preferred stock then outstanding. There are no redemption or sinking fund provisions available to the Class A common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of Class A or Class B common stock to be issued upon exercise of the Warrants will be fully paid and non-assessable.

 Class B common stock

   The holders of Class B common stock are entitled to ten votes per share on all matters to be voted on by the stockholders. Each share of Class B common stock is convertible at the option of the holder into one share of Class A common stock. In all other respects, the provisions of the Class B common stock are identical to those of the Class A common stock. There are no contractual restrictions, or restrictions contained in the Certificate of Incorporation, regarding the ability to transfer shares of Class B common stock.

   Neither the holders of Class A common stock nor the holders of Class B common stock have cumulative voting rights. For a discussion of the effects of the voting rights of Adelphia, see "Risk Factors--Control by Adelphia."

Preferred Stock

   The board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time such shares of preferred stock, in one or more classes or series. Each class or series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others

  . the distinctive designation of each series and the number of shares that will constitute the series;

  .  the voting rights, if any, of shares of the series;

  . the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates on which dividends are payable;

  . the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

  . the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

  . any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of Adelphia or the distribution of its assets;

  . the prices or rates of conversion at which, and the terms and conditions on which, the shares of such series may be converted into other securities, if such shares are convertible.

   The ownership and control of Hyperion by the holders of common stock would be diluted if Hyperion were to issue preferred stock that had voting rights or that was convertible into common stock. In addition, the holders of preferred stock issued by Hyperion would be entitled by law to vote on certain transactions such as a merger or consolidation, and thus the issuance of preferred stock could dilute the voting rights of the holders of common stock on such issues.

   On October 9, 1997, Hyperion issued $200.0 million aggregate liquidation preference of 12 7/8% Senior Exchangeable Redeemable Preferred Stock due 2007 in a private placement. Hyperion is required to redeem all of the senior exchangeable preferred stock on October 15, 2007 at 100% of the liquidation preference of the senior exchangeable preferred stock then outstanding. Dividends are payable quarterly, commencing January 15, 1998, at 12 7/8% of the liquidation preference of outstanding senior exchangeable preferred stock. Through October 15, 2002, dividends are payable in cash or additional shares of senior exchangeable preferred stock at Hyperion's option. Subsequent to October 15, 2002, dividends are payable in cash. Prior to October 15, 2000, subject to certain conditions, Hyperion may redeem up to 35% of the aggregate liquidation preference of the originally issued senior exchangeable preferred stock at 112.875% of the liquidation preference thereof with the net proceeds of one or more Qualified Equity Offerings (as defined). Commencing October 15, 2002, Hyperion may redeem the senior exchangeable preferred stock in whole or in part at 106.438% of the liquidation preference thereof declining annually to par on October 15, 2005. Holders of the senior exchangeable preferred stock have the right to require Hyperion to redeem their senior exchangeable preferred stock at 101% of the liquidation preference thereof upon a Change of Control (as defined). The Certificate of Designation provides for, among other things, limitations on (i) additional borrowings, (ii) payment of dividends or distributions, (iii) transactions with affiliates and (iv) the sale of assets.

Warrants

   Hyperion issued Class B warrants pursuant to the Class B Warrant Agreement between Hyperion and Bank of Montreal Trust Company, as warrant agent on April 15, 1996 as part of a private placement by Hyperion of 329,000 units consisting of $329.0 million aggregate principle amount at maturity of 13% senior notes and Class B warrants to purchase an aggregate of 1,993,638 shares of Class B common stock of Hyperion. The following summary of certain provisions of the Class B Warrant Agreement and the Class B warrants does not purport to be complete and is qualified in its entirety by reference to the Class B Warrant Agreement and the Class B warrants, including the definitions therein of certain terms.

   Each Class B warrants, when exercised, will entitle the holder thereof to purchase 6.06 shares of Class B common stock at the exercise price of $0.00308 per share. The exercise price and the number of Class B warrant shares issuable on exercise of a Class B Warrant are both subject to adjustment in certain cases referred to below. The Class B warrants are exercisable at any time on or after the earlier to occur of (i) May 1, 1997 and (ii) in the event a Change of Control occurs, the date Hyperion mails notice thereof to holders of the Senior Notes and to the holders of the Class B warrants, Class B warrant shares and any other securities issued or issuable with respect thereto. Unless exercised, the Class B warrants will automatically expire on April 1, 2001, the Expiration Date. Hyperion will give notice of expiration not less than 90 and not more than 120 days prior to the Expiration Date to the registered holders of the then outstanding Class B warrants. If Hyperion fails to give such notice, the Class B warrants will not expire until 90 days after Hyperion gives such notice. In no event will holders be entitled to any damages or other remedy for Hyperion's failure to give such notice other than any such extension.

   In connection with the issuance of the Class B warrants, Hyperion agreed to file Class B warrant shelf registration statements under the Securities Act (i) covering the Warrants, on or prior to October 1, 1996, and (ii) covering the Class B warrant shares, on or prior to January 1, 1997, and to use its best efforts to cause such Class B Warrant Shelf registration statements to be declared effective by the Commission on or prior to 90 days after the dates specified for such filings. Hyperion filed a Class B warrant shelf registration statement covering the Class B warrants and the Class B warrant shares on September 25, 1996 and the Class B warrant shelf registration statement was declared effective by the Commission on December 30, 1996. Hyperion has agreed to keep the Class B warrant shelf registration statement with respect to the Class B warrants and the Class B warrant shares as described in the immediately preceding paragraph effective until October 1, 1999 and January 1, 2000, respectively. If Hyperion does not comply with its registration obligations under the Class B warrant registration rights agreement, it will be required to pay liquidated damages to holders of the Class B warrants or Class B warrant shares under certain circumstances.

   Hyperion issued warrants to purchase its Class A common stock in connection with a 1997 preferred provider agreement with MCI that subsequently were acquired from MCI by Adelphia. These warrants are exerciseable to obtain 1,421,499 shares of Class A common stock at an exercise price of $6.15 per share.

   On February 12, 1998, Hyperion consummated an agreement with Lenfest Telephony, Inc. ("Lenfest") whereby Lenfest received a warrant to obtain 731,624 shares of Class A common stock of Hyperion (the "Lenfest Warrant") in exchange for its partnership interest in the Harrisburg, Pennsylvania network. On May 15, 1998, Lenfest exercised its warrant and received 731,624 shares of Class A common stock.

Dividend Restrictions

   The terms of our various indentures and our Certificate of Designation contain restrictions on our ability to pay dividends on the common stock. The payment of dividends on the common stock is also subject to the preferences that may be applicable to any then outstanding preferred stock.

Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation And Delaware Law

 Delaware General Corporation Law

   As of the date of this prospectus, although Hyperion's Certificate of Incorporation currently provides that Hyperion is not subject to Section 203 of the Delaware General Corporation Law ("Section 203"), Hyperion could become subject to Section 203 through stockholder action in the future. As of the date of this prospectus, Section 203, subject to certain exceptions, prohibits a Delaware corporation, the voting stock of which is generally publicly traded (i.e., listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a registered national securities association) or held of record by more than 2,000 stockholders, from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the Board of Directors of the corporation approved either such business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (y) by persons who are directors and also officers and (z) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) at or subsequent to such time, such business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

   Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transactions involving the corporation which has the effect of increasing the proportionate share of any class or series of stock of the corporation which is beneficially owned by the interested stockholder; or
(v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning (or within the past three years having owned) 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

 Certificate of Incorporation

   In addition to the voting rights of the Class A and Class B common stock described above, Hyperion's Certificate of Incorporation, as amended as of the date of this prospectus, by means of a "blank check preferred" provision authorizes the Board of Directors, at any time, to divide any or all of the shares of preferred stock into one or more series and to fix and determine the number of shares and the designation of such series so as to distinguish it from the shares of all other series. Further, the Board of Directors, when issuing a series of preferred stock, may fix and determine the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of the preferred stock of such series.

   This blank check preferred provision gives the Board of Directors flexibility in dealing with methods of raising capital and responding to possible hostile takeover attempts. The provision may have the effect of making it more difficult for a third party to acquire Hyperion, discourage a third party from attempting to acquire Hyperion or deter a third party from paying a premium to acquire a majority of the outstanding voting stock of Hyperion. Additionally, depending on the rights and preferences of any series of preferred stock issued and outstanding, the issuance of preferred stock may adversely affect the voting and other rights of the holders of the common stock, including the possibility of the loss of voting control to others.

Equity Securities Offered

   Any offering of our Class A common stock, Class B common stock, preferred stock, depositary shares or other equity securities will be described in the prospectus supplement relating to that offering.

   If we offer a series of preferred stock, we will describe the particular terms and conditions of the series of preferred stock offered by a prospectus supplement in the prospectus supplement relating to that series of preferred stock. The applicable prospectus supplement or prospectus supplements will describe the following terms of each series of preferred stock being offered:

   .  its title;

   . the number of shares offered, any liquidation preference per share and the purchase price;

   . any applicable dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation;

  . if dividends apply whether they shall be cumulative or non-cumulative and, if cumulative, the date from which dividends shall accumulate;

   .  any procedures for any auction and remarketing;

   .  any provisions for a sinking fund;

   .  any provisions for redemption;

   .  any listing of such preferred stock on any securities exchange or market;

  . the terms and conditions, if applicable, upon which it will be convertible into common stock or another series of preferred stock of Hyperion, including the conversion price (or manner of calculation thereof) and conversion period;

  . the terms and conditions, if applicable, upon which it will be exchangeable into debt securities of Hyperion, including the exchange price (or manner of calculation thereof) and exchange period;

  .  any voting rights;

  . a discussion of any applicable material and/or special United States federal income tax considerations;

  . whether fractional interests in that series of preferred stock will be offered by entering into a deposit agreement that will be filed with the SEC which provides for a depositary to issue to the public receipts for depositary shares, each of which will represent ownership of and entitlement to all rights and preferences of a fractional interest in a share of preferred stock of a specified series;

  . its relative ranking and preferences as to any dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Hyperion;

  . any limitations on the future issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Hyperion; and

  . any other specific terms, preferences, rights, limitations or restrictions.

                              BOOK ENTRY ISSUANCE

   Unless otherwise specified in the applicable prospectus supplement, DTC will act as depositary for securities issued in the form of global securities. Such securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global securities will be issued for such securities representing in the aggregate the total number of such securities, and will be deposited with or on behalf of DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

   Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for such Securities on DTC's records. The ownership interest of each actual purchaser of each

Security, commonly referred to as the beneficial owner is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in such securities, except in the event that use of the book-entry system for such securities is discontinued.

   DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Although voting with respect to securities issued in the form of global securities is limited to the holders of record of such securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of such securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

   Payments in respect of securities issued in the form of global securities will be made by the issuer of such securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or Hyperion, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

   DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. In the event that a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. Hyperion, at its option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Hyperion believe to be accurate, but Hyperion assumes no responsibility for the accuracy thereof. Hyperion has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

   Any of the securities being offered under this prospectus may be sold in any one or more of the following ways from time to time:

  .  through agents;

  .  to or through underwriters;

  .  through dealers; and

  .  directly by Hyperion to purchasers.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Securities may also be offered or sold through depository receipts issued by a depository institution.

   Offers to purchase securities may be solicited by agents designated by Hyperion from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by Hyperion to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

   If securities are sold by means of an underwritten offering, Hyperion will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in a related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and Hyperion at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of these securities will be obligated to purchase all such Securities if any are purchased.

   Hyperion may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. If Hyperion grants any over-allotment option, the terms of that over-allotment option will be set forth in the prospectus supplement for these securities.

   If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, Hyperion will sell these securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

   Offers to purchase securities may be solicited directly by Hyperion and those sales may be made by Hyperion directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

   Securities may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more firms "remarketing firms," acting as principals for their own accounts or as agents for Hyperion. Any remarketing firm will be identified and the terms of its agreement, if any, with Hyperion and its compensation will be described in a related prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

   If so indicated in a related prospectus supplement, Hyperion may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from Hyperion at the public offering price set forth in a related prospectus supplement as part of delayed delivery contracts providing for payment and delivery on the date or dates stated in a related prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in a related prospectus supplement. A commission indicated in a related prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by Hyperion.

   Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with Hyperion to indemnification by Hyperion against some liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

   Each series of securities will be a new issue and, other than the Class A common stock, which is quoted on the Nasdaq National Market, will have no established trading market. Unless otherwise specified in a related prospectus supplement, Hyperion will not be obligated to list any series of securities on an exchange or otherwise. We cannot assure you that there will be any liquidity in the trading market for any of the securities.

   Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, Hyperion and its subsidiaries in the ordinary course of business.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices in Chicago, Illinois or New York, New York. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC.

   This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

   We are incorporating by reference the following documents that we have filed with the SEC:

  . our Transition Report on Form 10-K for the nine months ended December 31, 1998, as amended by Form 10-K/A. We refer to this Transition Report on Form 10-K in this prospectus as the Form 10-K;

  .  our Form 10-Qs for the quarters ended March 31, 1999 and June 30, 1999;

  . our definitive proxy statement dated October 4, 1999, with respect to the Annual Meeting of Stockholders to be held October 25, 1999;

  . our Form 8-Ks for the events dated February 16, 1999, February 25, 1999, March 30, 1999 and September 21, 1999; and

  . the description of our Class A common stock contained in our registration statement filed with the SEC under Section 12 of the Securities Exchange Act of 1934 and subsequent amendments and reports filed to update such description.

   We are also incorporating by reference into this prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed.

   You may obtain a copy of any of our filings that are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

                           Hyperion Telecommunications, Inc.
                           One North Main Street
                           Coudersport, Pennsylvania 16915
                           Attention: Investor Relations
                           Telephone: (814) 274-9830

   You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of the prospectus. We are not making this offer of securities in any state or country in which this offer or the acceptance thereof would not be in compliance with the Securities or Blue Sky laws of such jurisdiction.

                                 LEGAL MATTERS

   Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania will pass upon the validity of the securities. Any required information regarding ownership of Hyperion's securities by lawyers of such firm will be contained in the applicable prospectus supplement. If the securities are underwritten, the applicable prospectus supplement will also set forth whether and to what extent, if any, a law firm for the underwriters will pass upon the validity of the securities.

                                    EXPERTS

   The consolidated financial statements of Hyperion as of March 31, 1998 and December 31, 1998, and for each of the years ended March 31, 1997 and 1998 and the nine months ended December 31, 1998, all incorporated in this prospectus by reference from Hyperion's Transition Report on Form 10-K for the nine months ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       Hyperion Telecommunications, Inc.

                                Debt Securities

                                Preferred Stock

                               Depositary Shares

                              Class A Common Stock

                              Class B Common Stock

                            Other Equity Securities

                               ----------------

                                   PROSPECTUS

                               ----------------

   We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any securities in any jurisdiction where it is
unlawful. The information in this prospectus is current as of October   , 1999.


                             Dated October   , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following is an estimate of the expenses which will be incurred by Hyperion in connection with the issuance and distribution of the securities being registered.*

                                                                        Amount
                                                                       --------
      SEC filing fee.................................................. $417,000
      Trustee fees....................................................   10,000
      Blue Sky fees and expenses......................................   20,000
      Legal fees and expenses.........................................  200,000
      Accounting fees and expenses....................................  150,000
      Printing and engraving expenses.................................  150,000
      Miscellaneous expenses..........................................   50,000
                                                                       --------
      Total........................................................... $997,000
                                                                       ========

--------
*All amounts are estimated except for the SEC filing fee.

Item 15. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law provides in general that a corporation may indemnify its directors, officers, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise. The bylaws of Hyperion provide for indemnification of the officers and directors of Hyperion to the full extent permissible under Delaware law.

   Hyperion's Certificate of Incorporation also provides, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, that directors of Hyperion shall not be personally liable to Hyperion or its stockholders for monetary damages for breach of fiduciary duty as a director for acts or omissions, provided that directors shall nonetheless be liable for breaches of the duty of loyalty, bad faith, intentional misconduct, knowing violations of law, unlawful distributions to stockholders, or transactions from which a director derived an improper personal benefit.

Item 16. Exhibits and Financial Statement Schedules

   (a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

 Exhibit No.                             Description
 -----------                             -----------
  1.01       Forms of Underwriting Agreements (To be filed by Form 8-K (File
             No. 000-21605))
  3.01       Certificate of Incorporation of Registrant, together with all amendments thereto. (Incorporated herein by reference is Exhibit
             3.01 to Registrant's Current Report on Form 8-K for the event dated October 9, 1997.)
  3.02       Bylaws of Registrant. (Incorporated herein by reference is Exhibit
             3.2 to Registration Statement No. 333-12619 on Form S-1).

 Exhibit No.                            Description
 -----------                            -----------
  4.01**     Form of Senior Debt Indenture.
  4.02**     Form of Subordinated Debt Indenture.
  5.01**     Opinion of Buchanan Ingersoll Professional Corporation.
 12.01**     Computation of Ratio of Earnings to Combined Fixed Charges and
             Preferred Stock Dividends.
 23.01**     Consent of Buchanan Ingersoll Professional Corporation (contained in its opinion filed as Exhibit 5.01 hereto).
 23.02**     Consent of Deloitte & Touche LLP.
 24.01**     Power of Attorney (Appearing on signature page).

--------
**  Filed herewith

(b) Financial Statement Schedules

   The following schedules are included in the Registrant's Transitional Report on Form 10-K for the nine months ended December 31, 1998 incorporated herein by reference.

     Schedule II--Valuation and Qualifying Accounts.

Item 17. Undertakings

   (a) Rule 415 Offering.

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Request for Acceleration of Effective Date.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) Trust Indenture Application.

   The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coudersport, Commonwealth of Pennsylvania, on the 13th day of October, 1999.

                                          HYPERION TELECOMMUNICATIONS, INC.

                                               /s/ James P. Rigas
                                          By: _________________________________
                                            James P. Rigas
                                            Chief Executive Officer

                               POWER OF ATTORNEY

   Know All Men By These Presents that each person whose signature appears below constitutes and appoints John J. Rigas, Michael J. Rigas, Timothy J. Rigas, and James P. Rigas, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title
                                                                      Date

   /s/ John J. Rigas        Chairman and Director               October 13,
-------------------------                                       1999
       John J. Rigas

   /s/ Timothy J. Rigas     Vice Chairman, Treasurer, Chief
                            Financial Officer Chief Accounting Officer
                            and Director
                                                                October 13,
-------------------------                                       1999
      Timothy J. Rigas

   /s/ Michael J. Rigas     Vice Chairman and Director          October 13,
-------------------------                                       1999
      Michael J. Rigas

   /s/ James P. Rigas       Vice Chairman, Chief Executive      October 13,
-------------------------   Officer and Director                1999
       James P. Rigas

                            Director                            October  ,
-------------------------                                       1999
     Daniel R. Milliard

   /s/ Pete J. Metros       Director                            October 13,
-------------------------                                       1999
       Pete J. Metros

      Signature                           Title
                                                                      Date

   /s/ James L. Gray        Director                            October 13,
-------------------------                                       1999
       James L. Gray

   /s/ Randolph S. Fowler   Director                            October 13,
-------------------------                                       1999
     Randolph S. Fowler

                                 Exhibit Index

 Exhibit No.                             Description
 -----------                             -----------
  1.01       Forms of Underwriting Agreements (To be filed by Form 8-K (File
             No. 000-21605))
  3.01       Certificate of Incorporation of Registrant, together with all amendments thereto. (Incorporated herein by reference is Exhibit
             3.01 to Registrant's Current Report on Form 8-K for the event dated October 9, 1997.)
  3.02       Bylaws of Registrant. (Incorporated herein by reference is Exhibit
             3.2 to Registration Statement No. 333-12619 on Form S-1.)
  4.01**     Form of Senior Debt Indenture.
  4.02**     Form of Subordinated Debt Indenture.
  5.01**     Opinion of Buchanan Ingersoll Professional Corporation.
 12.01**     Computation of Ratio of Earnings to Combined Fixed Charges and
             Preferred Stock Dividends.
 23.01**     Consent of Buchanan Ingersoll Professional Corporation (contained in its opinion filed as Exhibit 5.01 hereto).
 23.02**     Consent of Deloitte & Touche LLP.
 24.01**     Power of Attorney (Appearing on signature page).

--------
**  Filed herewith